Exhibit 10.4

Execution Version

ALL LIENS AND SECURITY INTERESTS EVIDENCED BY THIS AGREEMENT SHALL AT ALL TIMES BE SUBORDINATE AND JUNIOR TO THE LIENS AND SECURITY INTERESTS GRANTED TO CoBank, ACB, a federally-chartered instrumentality of the United States, PURSUANT TO that certain Security Agreement dated as of SEPTEMBER 15, 2017 (AS AMENDED FROM TIME TO TIME) MADE BY Debtors (dEFINED BELOW) IN FAVOR OF SENIOR AGENT AND SUBJECT TO THE TERMS OF THAT CERTAIN INTERCREDITOR AGREEMENT EVEN DATED HEREWITH (AS AMENDED FROM TIME TO TIME) BY AND AMONG SENIOR AGENT, DEBTOR, AGENT (DEFINED BELOW) AND THE OTHER PARTIES PARTY THERETO.

SECURITY AGREEMENT
(ILLINOIS CORN PROCESSING)

THIS SECURITY AGREEMENT (the “Agreement”) is dated as of March 20, 2020, and is executed and delivered by ILLINOIS CORN PROCESSING, LLC (the “Debtor”), a Delaware limited liability company, having its place of business (or chief executive office if more than one place of business) located at 400 Capitol Mall, Suite 2060, Sacramento, California 95814 in favor of CORTLAND PRODUCTS CORP., as collateral agent for the benefit of the Noteholders party to the Initial Security Agreement (in such capacity, together with its successors and assigns, the “Agent”; together with the Noteholders, the “Secured Parties”). Capitalized terms not otherwise defined in this Agreement shall have the respective meanings ascribed to them in that certain Security Agreement, dated as of December 15, 2016, by and among Pacific Ethanol, Inc., a Delaware corporation (the “Company”), the noteholders party thereto, and the Agent, as amended by that certain First Amendment to Security Agreement, dated June 30, 2017, by and among the Company, the noteholders party thereto, and the Agent, that certain Second Amendment to Security Agreement, dated December 22, 2019, by and among the Company, the Noteholders party thereto, and the Agent, and that certain Third Amendment to Security Agreement, dated as of the date hereof, by and among the Company, the Noteholders party thereto, and the Agent (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Initial Security Agreement”).

RECTIALS:

WHEREAS, Debtor and CoBank, ACB, a federally-chartered instrumentality of the United States (“Senior Agent”), are party to that certain Security Agreement dated as of September 15, 2017 (“Senior Agent Security Agreement”), wherein Debtor granted to Senior Agent a first priority lien in the Collateral, securing the payment and performance when due of the Obligations (as defined in the Senior Agent Security Agreement);

WHEREAS, the lien granted herein shall be junior and subordinate in priority to the lien granted to Senior Agent, as set forth in that certain Intercreditor Agreement dated as of the date hereof (“Intercreditor Agreement”) by and among Senior Agent, Agent, Pacific Ethanol, Inc. and the Grantors party thereto;

“Initial Noteholder Security Agreement” means that certain Security Agreement, dated as of December 15, 2016, by and among the Company, the Noteholders party thereto, and the Mortgagee, as amended by that certain First Amendment to Security Agreement, dated June 30, 2017, by and among the Company, the Noteholders party thereto, and the Mortgagee, that certain Second Amendment to Security Agreement, dated December 22, 2019, by and among the Company, the Noteholders party thereto, and the Mortgagee, and that certain Third Amendment to Security Agreement, dated as of the date hereof, by and among the Company, the Noteholders party thereto, and the Mortgagee, as the same may be further amended, restated, supplemented or otherwise modified from time to time.

“Noteholders” means (x) each Person that is (i) a signatory to the Amendment Agreement and identified as a “Noteholder” on Exhibit A to the Amendment Agreement, (ii) a holder of any of the Notes (as defined in the Amendment Agreement), and (iii) a “Secured Party” party to the Initial Noteholder Security Agreement and (y) any other Person that becomes (i) a holder of any of the Notes pursuant to any permitted assignment or transfer and (ii) a “Secured Party” under the Initial Noteholder Security Agreement pursuant to a Security Agreement Joinder, other than any such Person that ceases to be a party to such agreement pursuant to an assignment of all of its Notes and its rights and obligations under the Transaction Documents (as defined in the Initial Security Agreement).

SECTION 1. GRANT OF SECURITY INTEREST. For valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Debtor hereby grants to the Agent, on behalf of each Secured Party, a security interest in all of the personal property of the Debtor, wherever located, together with all accessions and additions thereto, and all products and proceeds thereof, including:

All accounts; inventory (including without limitation, returned or repossessed goods); goods; as-extracted collateral; chattel paper; electronic chattel paper; instruments; investment property (including, without limitation, certificated and uncertificated securities, security entitlements, securities accounts, commodity contracts, and commodity accounts); letters of credit; letter-of-credit rights; documents; equipment; farm products; fixtures; general intangibles (including, without limitation, payment intangibles, choses or things in action, litigation rights and resulting judgments, goodwill, patents, trademarks and other intellectual property, tax refunds, miscellaneous rights to payment, investments and other interests in entities not included in the definition of investment property (including, without limitation, all equities and patronage rights in all cooperatives and all interests in partnerships and joint ventures), margin accounts, computer programs, software, invoices, books, records and other information relating to or arising out of the Debtor’s business); and, to the extent not covered by the above, all other personal property of the Debtor of every type and description, including without limitation, supporting obligations, interests or claims in or under any policy of insurance, commercial tort claims, deposit accounts, money, and judgments (the “Collateral”).

Where applicable, all terms used herein shall have the same meaning as presently and as hereafter defined in the Uniform Commercial Code of the State of New York (the “UCC”).

SECTION 2. THE OBLIGATIONS. The security interest granted hereunder shall secure the payment of all indebtedness and the performance of all obligations of the Company and the Debtor to the Secured Parties of every type and description, whether now existing or hereafter arising, fixed or contingent, as primary obligor or as guarantor or surety, acquired directly or by assignment or otherwise, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced, including without limitation all notes issuances, loans, advances and other extensions of credit and all covenants, agreements, and provisions contained in all loan and other agreements between the parties, including the Transaction Documents (the “Obligations”).

SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Debtor represents, warrants and covenants as follows:

A. Title to Collateral. Except as expressly permitted under the Amendment Agreement or by any other written agreement between the parties, and except for any security interest in favor of Senior Agent or the Agent on behalf of each Secured Party, the Debtor has clear title to all Collateral free of all adverse claims, interests, liens, or encumbrances. Without the prior written consent of the Required Holders, the Debtor shall not create or permit the existence of any adverse claims, interests, liens, or other encumbrances against any of the Collateral. The Debtor shall provide prompt written notice to the Agent of any future adverse claims, interests, liens, or encumbrances against all Collateral, and shall defend diligently the Debtor’s and the Agent’s interests in all Collateral.

B. Validity of Agreement; Authority. This Agreement is the valid and binding obligation of the Debtor, enforceable in accordance with its terms. The Debtor is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation. The Debtor has the full power to execute, deliver and carry out the terms and provisions of this Agreement and all related documents and to grant to the Agent, on behalf of each Secured Party, a security interest in, and a lien on, the Collateral, has taken all necessary action to authorize the execution, delivery and performance of this Agreement and all related documents, and such execution, delivery and performance do not and will not (i) violate any of the terms or provisions of the organizational documents of the Debtor or any provision of any law, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Debtor, (ii) result in a breach of, or constitute a default under, any indenture or loan or credit agreement or any other agreement, document or instrument to which the Debtor is a party or by which the Debtor or any of the Debtor’s property may be bound or affected or (iii) result in or require the creation or imposition of any lien or other encumbrance of any nature upon or with respect to any of the property of the Debtor (except for any security interest in favor of the Agent on behalf of each Secured Party).

C. Location of the Debtor. The Debtor’s place of business (or chief executive office if more than one place of business) is located at the address shown above. The Debtor’s state of incorporation or formation is as shown above.

D. Location of Fixtures. All fixtures are now at the location or locations specified on Schedule A attached hereto and made a part hereof

E. Name, Identity, and Corporate Structure. The Debtor’s exact legal name is as set forth above. Except as set forth on Schedule B, the Debtor has not within the past one year changed its name, identity or corporate structure through incorporation, merger, consolidation, joint venture or otherwise.

F. Change in Name, State of Debtor’s Location, Location of Collateral, Etc. Without giving at least thirty days’ prior written notice to the Agent, the Debtor shall not change its name, identity or organizational structure, the location of its place of business (or chief executive office if more than one place of business), its state of incorporation or formation, or the location of the Collateral.

G. Further Assurances. Upon the reasonable request of the Agent or Required Holders, the Debtor shall do all acts and things as the Agent or Required Holders may from time to time reasonably deem necessary or advisable to enable it to perfect, maintain, and continue the perfection and priority of the security interest of the Agent in the Collateral, or to facilitate the exercise by the Agent of any rights or remedies granted to the Agent or any other Secured Party hereunder or provided by law. Without limiting the foregoing, the Debtor agrees to execute, in form and substance reasonably satisfactory to the Agent and Required Holders, such financing statements, amendments thereto, supplemental agreements, assignments, notices of assignments, and other instruments and documents as the Agent or Required Holders may from time to time reasonably request. In addition, in the event the Collateral or any part thereof consists of instruments, documents, chattel paper, or money (whether or not proceeds of the Collateral), the Debtor shall, upon the request of the Agent, deliver possession thereof to the Agent (or to a subagent of the Agent retained for that purpose), together with any appropriate endorsements and/or assignments, provided that such Collateral is not in the possession of Senior Agent and is subject to the terms of the Intercreditor Agreement. Where Collateral is in the possession of a third party, the Debtor will join with the Agent in notifying the third party of the Agent’s security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of the Agent. The Debtor will cooperate with the Agent in obtaining control with respect to Collateral consisting of deposit accounts (that are not held by the Agent as depositary institution), investment property, letter-of-credit rights and electronic chattel paper. The Agent shall use reasonable care in the custody and preservation of such Collateral in its possession (it being agreed that Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which it accords its own property), but shall not be, required to take any steps necessary to preserve rights against prior parties. All costs and expenses incurred by the Agent to establish, perfect, maintain, determine the priority of, or release the security interest granted hereunder (including the cost of all filings, recordings, and taxes thereon and the fees and expenses of any subagent retained by Agent) shall become part of the Obligations secured hereby and be paid by the Debtor on demand.

H. Insurance. The Debtor shall maintain such property and casualty insurance as required under the Transaction Documents. All such policies shall provide for loss payable clauses or endorsements and other terms and conditions in form and content acceptable to the Required Holders. Upon the request of the Agent, all policies (or such other proof of compliance with this Section as may be satisfactory to the Agent) shall be delivered to the Agent. The Debtor shall pay all insurance premiums when due. In the event of loss, damage, or injury to any insured Collateral, the Agent shall have full power to collect any and all insurance proceeds due under any of such policies (and the Debtor hereby agrees, upon request by the Agent, to promptly forward to the Agent all such insurance proceeds received directly by the Debtor), and may, at its option, apply such proceeds to the payment of any of the Obligations secured hereby, or may apply such proceeds to the repair or replacement of such Collateral.

I. Taxes, Levies, Etc. The Debtor has paid and shall continue to pay when due all taxes, levies, assessments, or other charges which may become an enforceable lien against the Collateral.

J. Receivables. The Debtor shall preserve, enforce, and collect all accounts, chattel paper, electronic chattel paper, instruments, documents and general intangibles, whether now owned or hereafter acquired or arising (the “Receivables”), in a diligent fashion and, upon the request of the Agent or the Required Holders, the Debtor shall execute an agreement in form and substance satisfactory to the Agent and Required Holders by which the Debtor shall direct all account debtors and obligors on Receivables to make payment to a lock box deposit account under the exclusive control of the Agent, on behalf of each Secured Party.

K. Condition of Collateral. All tangible Collateral is now in good repair and condition (ordinary wear and tear excepted) and the Debtor shall at all times hereafter, at its own expense, maintain all such Collateral in good repair and condition (ordinary wear and tear excepted).

L. Condition of Books and Records. The Debtor has maintained and shall maintain complete, accurate and up-to-date books, records, accounts, and other information relating to all Collateral in such form and in such detail as may be satisfactory to the Required Holders, and shall allow the Agent, other Secured Parties or their representatives at any reasonable time to examine and copy such books, records, accounts, and other information.

M. Right of Inspection. At all reasonable times upon the request of the Agent or the Required Holders, the Debtor shall allow the Agent, the other Secured Parties or any of their respective representatives to visit any of the Debtor’s properties or locations so that such Secured Party or its representatives may confirm, inspect and appraise any of the Collateral.

SECTION 4. RIGHTS AND REMEDIES. If an Event of Default as defined under the Amended Notes (an “Event of Default”) shall have occurred and be continuing, the Agent may exercise any and all rights and remedies of the Secured Parties in the enforcement of its security interest under the UCC, this Agreement, the Transaction Documents or any other applicable law, subject to the terms of the Intercreditor Agreement. Without limiting the foregoing:

A. Disposition of Collateral. Upon and during the existence of an Event of Default, the Agent may sell, lease, or otherwise dispose of all or any part of the Collateral, in its then present condition or following any commercially reasonable preparation or processing thereof, whether by public or private sale or at any brokers’ board, in lots or in bulk, for cash, on credit or otherwise, with or without representations or warranties, and upon such other terms as may be acceptable to the Agent, and the Agent or any other Secured Party may purchase at any public sale. At any time when advance notice of sale is required, the Debtor agrees that ten days’ prior written notice shall be reasonable. In connection with the foregoing, the Secured Party may:

1. require the Debtor to assemble the Collateral and all records pertaining thereto and make such Collateral and records available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties;

2. enter the premises of the Debtor or premises under the Debtor’s control and take possession of the Collateral;

3. without charge, use or occupy the premises of the Debtor or premises under the Debtor’s control, including without limitation, warehouse and other storage facilities;

4. without charge, use any patent, trademark, tradename, or other intellectual property or technical process used by the Debtor in connection with any of the Collateral; and

5. rely conclusively upon the advice or instructions of any one or more brokers or other experts selected by the Agent to determine the method or manner of disposition of any of the Collateral and, in such event, any disposition of the Collateral by the Agent in accordance with such advice or instructions shall be deemed to be commercially reasonable.

B. Collection of Receivables. Upon and during the existence of an Event of Default, the Agent may, but shall not be obligated to, take all actions reasonable or necessary to preserve, enforce or collect the Receivables, including without limitation, the right to notify account debtors and obligors on Receivables to make direct payment to the Agent on behalf of each Secured Party, to permit any extension, compromise, or settlement of any of the Receivables for less than face value, or to sue on any Receivable, all without prior notice to the Debtor.

C. Proceeds. Upon and during the existence of an Event of Default, the Agent may collect and apply all proceeds of the Collateral, and may endorse the name of the Debtor in favor of the Agent on any and all checks, drafts, money orders, notes, acceptances, or other instruments of the same or a different nature, constituting, evidencing, or relating to the Collateral. The Agent may receive and open all mail addressed to the Debtor and remove therefrom any cash or non-cash items of payment constituting proceeds of the Collateral.

D. Insurance Adjustments. Upon and during the existence of an Event of Default, the Agent may adjust, settle, and cancel any and all insurance covering any Collateral, endorse the name of the Debtor on any and all checks or drafts drawn by any insurer, whether representing payment for a loss or a return of unearned premium, and execute any and all proofs of claim and other documents or instruments of every kind required by any insurer in connection with any payment by such insurer.

The net proceeds of any disposition of the Collateral may be applied by the Agent, after deducting its reasonable expenses incurred in such disposition, to the payment in whole or in part of the Obligations in such manner permitted by the Transaction Documents. The enumeration of the foregoing rights and remedies is not intended to be exhaustive, and the exercise of any right and/or remedy shall not preclude the exercise of any other rights or remedies, all of which are cumulative and non-exclusive.

SECTION 5. OTHER PROVISIONS.

A. Amendment, Modification, and Waiver. Without the prior written consent of the Required Holders, no amendment, modification, or waiver of, or consent to any departure by the Debtor from, any provision hereunder shall be effective. Any such amendment, modification, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or failure by the Agent or any other Secured Party to exercise any remedy hereunder shall be deemed a waiver thereof or of any other remedy hereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any remedy on any subsequent occasion.

B. Costs and Attorneys’ Fees. Except as prohibited by law, if at any time any of the Secured Parties employs counsel in connection with the creation, perfection, preservation, or release of the Agent’s security interest in the Collateral or the enforcement of any of the Agent or any other Secured Party’s rights or remedies hereunder, all of each Secured Party’s reasonable attorneys’ fees arising from such services and all expenses, costs, or charges relating thereto shall become part of the Obligations secured hereby and be paid by the Debtor on demand.

C. No Obligation to Make Loans. Nothing contained herein or in any financing statement or other document executed or filed in connection herewith (other than the Amendment Agreement and the Amended Notes, to the extent obligations arise thereunder) shall be construed to obligate the Secured Parties to make any loans or advances to the Debtor or the Company, whether pursuant to a commitment or otherwise.

D. Revival of Obligations. To the extent the Debtor or any third party makes a payment or payments to the Agent or any other Secured Party or the Agent enforces its security interest or exercises any right of setoff, and such payment or payments or the proceeds thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, and/or required to be repaid to a trustee, receiver, or any other party under any bankruptcy, insolvency or other law or in equity, then, to the extent of such recovery, the Obligations or any part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment or payments had not been made, or such enforcement or setoff had not occurred.

E. Performance by the Secured Parties. In the event the Debtor shall at any time fail to pay or perform punctually any of its duties hereunder, upon ten (10) days after failure of the Debtor to pay or perform such duty (unless such failure may cause a material impairment to the value of the Collateral or the Agent’s Liens, in which case, immediately upon such failure of the Debtor), the Secured Parties may, at their option and without notice to or demand upon the Debtor, without obligation and without waiving or diminishing any of its other rights or remedies hereunder, fully perform or discharge any of such duties. All costs and expenses incurred by the Secured Parties in connection therewith, together with interest thereon at the Secured Parties’ “Interest Rate” plus two percent per annum, shall become part of the Obligations secured hereby and be paid by the Debtor upon demand. For purposes hereof, the Interest Rate shall mean the rate of interest established by the Secured Parties from time to time as its Interest Rate, which rate is intended by the Secured Parties to be a reference rate and not its lowest rate. For the avoidance of doubt, the Senior Agent has also been appointed Debtor’s attorney-in-fact as set forth in subsection G below and Agent’s rights to act as attorney-in-fact as set forth in subsection G and this subsection E are limited by the terms of the Intercreditor Agreement.

F. Indemnification, Etc. The Debtor hereby expressly indemnifies and holds the Agent and each Secured Party harmless from any and all claims, causes of action, or other proceedings, and from any and all liability, loss, damage, and expense of every nature, arising by reason of the Agent or such Secured Party’s enforcement of its rights and remedies hereunder, or by reason of the Debtor’s failure to comply with any environmental or other law or regulation. As to any action taken by the Agent or Secured Party hereunder, such Agent or Secured Party shall not be liable for any error of judgment or mistake of fact or law, absent gross negligence or willful misconduct on its part as determined by a court of compentent jurisdiction in a final and non-appealable judgment.

G. Power of Attorney. Subject to the terms of the Intercreditor Agreement, the Debtor hereby appoints the Agent or the Agent’s designee as its attorney-in-fact, which appointment is irrevocable, durable, and coupled with an interest, with full power of substitution, in the name of the Debtor or in the name of the Agent, upon and during the existence of an Event of Default, to take any action which the Debtor is obligated to perform hereunder or which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement. In taking any action in accordance with this Section, the Agent shall not be deemed to be the agent of the Debtor. The powers conferred upon the Agent in this Section are solely to protect its and each other Secured Party’s interest in the Collateral and shall not impose any duty upon the Agent to exercise any such powers.

H. Continuing Effect. This Agreement, the Agent and each other Secured Party’s security interest in the Collateral, and all other documents or instruments contemplated hereby shall continue in full force and effect until all of the Obligations have been satisfied in full, the Secured Parties has no commitment to make any further advances to the Debtor, and the Debtor has sent a valid written demand to the Agent for termination of this Agreement.

I. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Parties and their respective successors and assigns.

J. Security Agreement as Financing Statement and Authorization to File. A photographic copy or other reproduction of this Agreement may be used as a financing statement. In addition, the Debtor authorizes the Agent or its designees to prepare and file financing statements describing the Collateral, amendments thereto, and continuation statements and file any financing statement, amendment thereto or continuation statement electronically. In addition, the Debtor authorizes the Agent or its designees to file financing statements describing any agricultural liens or other statutory liens held by the Agent.

K. Governing Law; Waiver of Jury Trial. The laws of the State of New York will govern this Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby.

1. Debtor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind whatsoever, whether in law or equity, or whether in contract or tort or otherwise, against the Secured Parties in any way relating to this Agreement or the transactions contemplated hereby, in any forum other than the courts of the State of New York sitting in the city of New York, borough of Manhattan, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that any such action, litigation or proceeding may be brought in any such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein shall affect any right that the Secured Parties may otherwise have to bring any action or proceeding relating to this Agreement against Debtor or its properties in the courts of any jurisdiction.

2. Debtor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any such court referred to in subsection K of this Section 5. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

3. Debtor irrevocably consents to the service of process in the manner provided for notices in subsection N of this Section 5 and agrees that nothing herein will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

4. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER NOTES AMENDMENT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION

L. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

M. Counterparts; Integration; Effectiveness. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement and the other Notes Amendment Documents constitute the entire contract among the parties with respect to the subject matter of the Notes Amendment Documents and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

N. Notices. All notices, requests, demands, or other communications required or permitted hereunder shall be given as provided in Section 6.5 of the Amendment Agreement, and if to Agent, pursuant to Agent’s notice information provided in the signature pages hereof.

O. Severability. The determination that any term or provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other term or provision hereof.

P. Incorporation of Recitals. Each of the Recitals set forth above are true and correct and are incorporated herein and made a part of this Agreement.

Q. Inconsistency with Intercreditor Agreement. In the event of any conflict between the terms of this Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall control.

[Signature pages follow]

IN WITNESS WHEREOF, the Debtor has executed this Agreement by its duly authorized officer as of the day and year first set forth above.

Debtor:	ILLINOIS CORN PROCESSING, LLC, a Delaware limited liability company,

By:	/s/ Neil M. Koehler
Name: Neil M. Koehler Title: President and Chief Executive Officer

AGREED TO AND ACCEPTED BY:

Agent:	CORTLAND PRODUCTS CORP.

By:	/s/ Matthew Trybula
Print Name:	Matthew Trybula
Title:	Associate Counsel

225 W Washington Street, 9th Floor
Chicago, IL 60606

SCHEDULE A

To Security Agreement Dated March 20, 2020

Executed By: ILLINOIS CORN PROCESSING, LLC

Set forth below are the present locations (by county and state) of the Debtor’s fixtures.

County:	Tazewell	State:	Illinois

SCHEDULE B

To Security Agreement Dated March 20, 2020

Executed By: ILLINOIS CORN PROCESSING, LLC

Set forth below is an explanation of any changes within the past one (1) year to the Debtor’s name, identity or corporate structure through incorporation, merger, consolidation, joint venture or otherwise.

None.